UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 24, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Terex Corporation (the “Company”) issued a press release on May 24, 2010, announcing that it will solicit consents from the holders of its 8% Senior Subordinated Notes Due 2017 (the “Notes”) (CUSIP No. 880779AU7; ISIN No. US880779AU73).  The Company is seeking consents (the “Consent Solicitation”) for a waiver of the Limitation on Sales of Assets and Subsidiary Stock covenant in the indenture governing the Notes in advance of any potential obligation to make an offer to repurchase the Notes with the proceeds from the Company’s previously announced disposition of its mining equipment business to Bucyrus International, Inc.  The terms and conditions of the Consent Solicitation are described in the Notice of Consent Solicitation dated May 24, 2010, attached hereto as Exhibit 99.1 to this Form 8-K.  A copy of the press release described above is included as Exhibit 99.2 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice of Consent Solicitation dated May 24, 2010

99.2	Press release of Terex Corporation issued on May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 25, 2010

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman Senior Vice President and Chief Financial Officer